Iveda Corporation

Subscription Agreement

Iveda Corporation
1201 S. Alma School Rd., Suite 4450
Mesa, Arizona 85210
Attention:  David Ly, CEO

Re:	Purchase of Iveda Corporation Common Stock

Gentlemen:

The undersigned (the "Purchaser") hereby subscribes to purchase the number of shares of common stock of Iveda Corporation, a Nevada corporation (the "Company"), set forth on the signature page hereof at a purchase price of $1.00 per share.  The shares of the Company’s common stock being purchased pursuant to this Agreement are referred to herein as the "Shares" or "Share" when used in the singular.  This subscription may be rejected by the Company in its sole discretion.  Such purchase of Shares is subject to the following paragraphs.

1.           Purchase.  Subject to the terms and conditions hereof, Purchaser hereby irrevocably agrees to purchase the number of Shares set forth on the signature page hereof and tenders herewith the cash consideration set forth on the signature page hereof (with a minimum purchase of $20,000 for 20,000 Shares unless waived by the Company).  Payment in full by cash or check for the Shares purchased accompanies the delivery of this Subscription Agreement.

2.           Representations and Warranties.  Purchaser hereby makes the following representations and warranties to the Company and Purchaser agrees to indemnify, hold harmless, and pay all judgments and claims against the Company from any liability or injury, including, but not limited to, that arising under Federal or state securities laws, incurred as a result of any misrepresentation herein or any warranties not performed by Purchaser.

(a)           Purchaser is the sole and true party in interest and is not purchasing for the benefit of any other person.

(b)           Purchaser has read, analyzed, and is familiar with the Company’s public securities filings, this Subscription Agreement, and the Investor Suitability Questionnaire.

(c)           Purchaser hereby warrants that Purchaser is an "accredited investor," as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act").

(d)           Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks.  Purchaser is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all funds invested, the loss of any anticipated tax benefits, the lack of a public market, and limited transferability of the Shares which may make the liquidation of this investment impossible for the indefinite future.

(e)           At no time was Purchaser presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

Subscription Agreement	2/15/10

(f)           Purchaser, if a corporation, partnership, trust or other entity, is authorized and duly empowered to purchase and hold the Shares, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of purchasing the Shares.

(g)           The Shares are being purchased solely for Purchaser's own account, for investment, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

(h)           Purchaser understands that the Shares have not been registered under the Act, or any state securities laws, in reliance upon exemptions from registration for non-public offerings.  Purchaser understands that the Shares or any interest therein may not be, and agrees that the Shares or any interest therein will not be, resold or otherwise disposed of by Purchaser unless the Shares are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

(i)            Purchaser has been informed of and understands the following:

 (1)           The Company acquired its operating subsidiary, IntelaSight, Inc. (which was formed in 2005), on October 15, 2009;

 (2)           There are substantial restrictions on the transferability of the Shares under the Act; and

 (3)           No federal or state agency has made any finding or determination as to the fairness of the Shares for public investment nor any recommendation or endorsement of the Shares.

(j)            The information set forth in the Investor Suitability Questionnaire and executed by Purchaser is true, correct and complete.

(k)           Purchaser hereby agrees to indemnify the Company, its officers and directors, and any person participating in the offering and hold them harmless from and against any and all liability, damage, cost (including legal fees and court costs) and expense incurred on account of or arising out of:

 (1)           Any inaccuracy in the declarations, representations, and warranties herein above set forth;

 (2)           The disposition of any of the Shares by Purchaser contrary to the foregoing declarations, representations and warranties; and

 (3)           Any action, suit or proceeding based upon (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; (ii) the disposition of any of the Shares; or (iii) the breach by Purchaser of any part of this Subscription Agreement.

3.           Setoff.  Notwithstanding the provisions of the last preceding section or the enforceability thereof, the undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees) which are incurred on account of or arising out of any of the items referred to in clauses (1) through (3) of Section 2(k).

4.           Restrictions on Transferability of Shares; Compliance with Securities Act.

4.1           Restrictions on Transferability.  Purchaser acknowledges that the Shares have not been registered under the Act or any state blue sky laws and that the transferability of an interest in the Shares is restricted by applicable federal and state securities laws.

4.2           Restrictive Legend.  Each certificate representing the Shares and any other securities issued in respect thereto upon any stock dividend, recapitalization, merger, consolidation or similar event, are expected (unless otherwise permitted by the provisions of this Section or by applicable law) to be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SHARES MAY BE SOLD OR TRANSFERRED ONLY IF THE SHARES ARE REGISTERED UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

5.           Transferability of Subscription Agreement.  Purchaser agrees not to transfer or assign the obligations or duties contained in this Subscription Agreement, or any of Purchaser's interest herein.

6.           Regulation D.  Notwithstanding anything herein to the contrary, every person or entity who, in addition to or in lieu of Purchaser, is deemed to be a purchaser pursuant to Regulation D promulgated under the Act, or otherwise, does hereby make and join in the making of all the covenants, representations and warranties made by Purchaser.

7.           Acceptance.  Execution and delivery of this Subscription Agreement and tender of the payment referenced in Section 1 above shall constitute Purchaser's irrevocable offer to purchase the Shares indicated, which offer may be accepted or rejected by the Company in its sole discretion for any cause or for no cause.  Acceptance of this offer by the Company shall be indicated by the execution hereof by an authorized officer of the Company.

8.           Binding Agreement.  Purchaser agrees that Purchaser may not cancel, terminate or revoke this Subscription Agreement or any agreement Purchaser makes hereunder, and that this Subscription Agreement shall survive upon the death or disability of Purchaser and shall be binding upon and inure to the benefit of the heirs, successors, assigns, executors, administrators, guardians, conservators, or personal representatives of Purchaser.

9.           Incorporation by Reference.  The statement of the number of Shares subscribed and related information set forth on the signature page are incorporated as integral terms of this Subscription Agreement.

10.         Notices.  Notices and other communications under this Subscription Agreement shall be in writing and shall be deemed delivered when received or, if by U.S. mail, when deposited in a regularly maintained receptacle, by Certified First Class Mail, postage prepaid, addressed:

(a)           if to Purchaser, at the address shown on the signature page hereof unless the Purchaser has advised the Company, in writing, of a different address as to which notices shall be sent under this Subscription Agreement; and

(b)           if to the Company, at the address first above stated, to the attention of the CEO or to such other address or to the attention of other such officer, as the Company shall have furnished to Purchaser.

11.           Legal Counsel.  Purchaser has had the opportunity to consider the terms of this Subscription Agreement with Purchaser's legal counsel and has either obtained the advice of legal counsel in connection with Purchaser's execution hereof or does hereby expressly waive its right to seek such legal counsel in connection with this transaction.

12.           Miscellaneous.  This Subscription Agreement and the documents and agreements referenced therein embody the entire agreement and understanding between the Company and the other parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  This Subscription Agreement does not entitle the undersigned to any rights as a holder of Shares or as a shareholder of the Company with respect to the Shares purchasable hereunder for which payment hereunder has not been received and accepted by the Company.  It is the intent of the parties hereto that all questions with respect to the construction and interpretation of this Subscription Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Arizona, without regard to principles of conflicts of laws thereof that would call for the application of the substantive law of any jurisdiction other than the State of Arizona.  Each of the parties hereto irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Arizona, (ii) that service of process may be made on such party by prepaid certified mail with a validated proof of mailing receipt constituting evidence of valid service, and (iii) that service made pursuant to clause (ii) above shall have the same legal force and effect as if serviced upon such party personally within the State of Arizona.  The headings in this Subscription Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

13.           Subscription Payment.  All subscription payments should be made payable to "Iveda Corporation."  Your funds will be immediately available to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Purchaser has executed this Subscription Agreement on the date set forth on the signature page.

Purchaser desires to take title in the Shares as follows (check one):

☐	(a	Individual (one signature required on page 7);

☐	(b)
Husband and Wife as community property (one signature is required on page 7 if interest is held in one name, i.e., managing spouse; two signatures are required on page 6 if interest is held in both names);

☒	(c)	Joint Tenants with rights of survivorship (both parties must sign on page 7);

☐	(d)	Tenants in Common (both parties must sign on page 7);

☐	(e	Trust (trustee(s) must sign on page 8);

☐	(f)	Partnership or Limited Liability Company (general partner(s), manager(s), or authorized member(s) must sign on page 9);

☐	(g)	Corporation (authorized officer must sign on page 11);

☐	(h)	Employee Benefit Plan (authorized officer must sign on page 12);

☐	(i)	Individual Retirement Account (authorized party must sign on page 12);

☐	(j)	Keogh Plan (authorized party must sign on page 12);

☐	(k)	Other Tax-Exempt Entities (authorized parties must sign on page 12).

The exact name(s) under which title to the Shares is to be taken and as it is to appear on the certificate representing the Shares as follows:

William M. Walsh and Patricia Walsh

Please print

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
FOR INDIVIDUAL PURCHASERS,
JOINT TENANTS, AND TENANTS IN COMMON

Number of Shares Purchased:	700,000

Total Dollar Amount of Shares Subscribed:	$700,000.00
Investor #1	Investor #2

/s/ William M. Walsh	/s/ Patricia Walsh
Signature	Signature

Social Security Number	Social Security Number

William M. Walsh	Patricia Walsh
Print or Type Name	Print or Type Name

Residence Address	Residence Address

ACKNOWLEDGMENT FORM

STATE OF ________________________)
          )ss.
COUNTY OF                                             )

On the ____ day of __________, ____, personally appeared before me, __________________ ________________________ and _____________________, the signer(s) of the above instrument, who duly acknowledged to me that he/she/they executed the same.

SEAL
Notary Public in and for Said County and State

Subscription accepted:

Iveda Corporation

By:	/s/ DAVID LY
David Ly, CEO